Exhibit 10.8

EXECUTION COPY

RESPONSE TO NOTICE INCREASE REQUEST

January 13, 2023

Truist Bank
3333 Peachtree Road, 8th Floor
Atlanta, Georgia 30326
Attention: Hays Wood
Phone: 404-836-5879

Re:    Main Street Capital Corporation (the “Company”)
Ladies and Gentlemen:
    We refer to (a) that certain Third Amended and Restated Credit Agreement, dated as of June 5, 2018 (as amended, restated, supplemented, amended and restated, or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used in this Response Letter (as defined below) and not otherwise defined have the meanings for such terms set forth in the Credit Agreement), by and among the Company, the Guarantors party thereto, the Lenders party thereto and Truist Bank (as successor by merger to Branch Banking and Trust Company), as Administrative Agent (in such capacity, the “Administrative Agent”); and (b) the Notice of Commitment Increase Request, dated as of January 13, 2023, provided by the Company to the Administrative Agent (the “Notice”).
    Pursuant to the Notice and Section 2.14 of the Credit Agreement, we deliver this response (this “Response Letter”) to confirm that each of the Company and Regions Bank (the “Additional Lender”) agrees that the Additional Lender does hereby become a “Lender” under and for all purposes of the Credit Agreement with a Commitment equal to $60,000,000. Without limiting the foregoing, the Additional Lender hereby agrees to be bound by and comply with all of the terms and provisions of the Credit Agreement applicable to it as a “Lender” thereunder and that it will perform in accordance with its terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. The Additional Lender represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Response Letter and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement.
    This Response Letter shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Response Letter may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Response Letter by telecopy, email, or other electronic method of transmission (e.g. PDF) shall be effective as delivery of a manually executed counterpart of this Response Letter. This Response Letter shall be governed by, and construed in accordance with, the laws of the State of New York. The parties hereto hereby agree that this Response Letter is a joinder agreement and a supplement to the Credit Agreement, in satisfaction of the requirements in Section 2.14 of the Credit Agreement, and a Loan Document.

[Signature pages follow]

751622323 21672061

751622323 21672061

Very truly yours,

REGIONS BANK,
as Additional Lender

By: /s/ William Soo
                    Name: William Soo
                    Title: Director

MAIN STREET CAPITAL CORPORATION

By: /s/ Jesse E. Morris
Name: Jesse E. Morris
Title: CFO and COO

ACKNOWLEDGED, ACCEPTED
AND AGREED:

TRUIST BANK,
as Administrative Agent and an Issuing Bank

By: /s/ Hays Wood
Name: Hays Wood
Title: Director

751622323 21672061